Exhibit 21


                             EQUITABLE RESOURCES, INC.

                                SUBSIDIARY COMPANIES


Andex Energy, Inc.
EQT Capital Corporation
Equitable Pipeline Company
Equitable Power Services Company
Equitable Resources (Argentina) Company
Equitable Resources Energy Company
Equitable Storage Company, L.L.C.
Equitrans, L.P.
EREC Canada Ltd.
EREC Nevada, Inc.
ERI Enterprises, L.L.C.
ERI Global Partners, Inc.
ERI Holdings
ERI Holdings II
ERI Investments, Inc.
ERI JAM, LLC
ERI Power Services Canada Ltd.
ERI Services Canada Ltd.
ERI Services, Inc.
ERI Services (St. Lucia) Limited
ERI Trading Company
ET Avoca Company
ET Blue Grass Company
ET Development Company, L.L.C.
420 Energy Investments, Inc.
IEC Hunterdon, Inc.
IEC Management Services, Inc.
IEC Montclair, Inc.
IEC Plymouth, Inc.
Independent Energy Corporation
Independent Energy Finance Corporation
Independent Energy Operations, Inc.
Kentucky West Virginia Gas Company, L.L.C.
LIG Chemical Company
LIG, Inc.
LIG Liquids Company L.L.C.
Louisiana Intrastate Gas Company L.L.C.
Nora Transmission Company
Northeast Energy Services, Inc.
Three Rivers Pipeline Corporation
Three Rivers UtiliCom, Inc.
Tuscaloosa Pipeline Company